Exhibit 5.2

11 S. Meridian Street
Indianapolis, IN 46204-3535 U.S.A
(317) 236-1313
Fax (317) 231-7433 x
www.btlaw.com
November 1, 2024
ITT Inc.
100 Washington Boulevard, 6th Floor
Stamford, CT 06902

    RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Indiana counsel to ITT Inc., an Indiana corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.
The Registration Statement relates to the registration by the Company under the Securities Act, of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of an unlimited amount of: (i) the Company’s common stock, par value $1.00 per share (the “Common Stock”), (ii) the Company’s preferred stock, no par value (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be senior or subordinated (the “Debt Securities”), to be issued under an Indenture, dated as of May 1, 2009, between the Company, as successor in interest to ITT Corporation and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of May 16, 2016 between ITT Corporation, the Company and the Trustee (collectively the “Indenture”), (iv) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”), (vii) purchase contracts, pursuant to which the holder may purchase from the Company a specified number of shares of Common Stock or Preferred Stock or a specified number of Debt Securities at a future date (the “Purchase Contracts”), (viii) purchase units, consisting of Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (the “Purchase Units”), and (ix) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts or Purchase Units (the “Units” and, together with the Debt Securities, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, and Purchase Units, the “Covered Securities”).

November 1, 2024

We have examined originals, or copies certified or otherwise identified, of the Restatement of the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), the Amended and Restated By-laws of the Company, as amended to date (the “Bylaws”), the Registration Statement, the Indenture, the corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us is accurate and complete.
Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.The Company is duly organized and validly existing under the laws of the State of Indiana and possesses the requisite corporate power under its Articles of Incorporation, Bylaws and the Indiana Business Corporation Law to execute, deliver and perform its obligations under the Covered Securities.
2.With respect to the Common Stock, assuming (i) all necessary corporate action has been taken to authorize and approve the issuance of the Common Stock and to fix or otherwise determine the consideration to be received for the Common Stock and the terms of the offer and sale thereof, and (ii) the Common Stock is duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.
3.With respect to each series of Preferred Stock, assuming (i) all necessary corporate action has been taken to establish the designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock and to authorize and approve the issuance and sale of the Preferred Stock of such series and to fix or otherwise determine the consideration to be received for the Preferred Stock and the terms of the offer and sale thereof, (ii) appropriate Articles of Amendment to the Company’s Articles of Incorporation with respect to such series of Preferred Stock have been duly filed in accordance with applicable law, (iii) any Common Stock issuable upon conversion of such Preferred Stock, if applicable, has been duly and validly authorized and reserved for issuance, and (iv) the Preferred Stock with terms so fixed is duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such series of Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.
4.The Indenture has been duly authorized and executed by the Company. The Company has the corporate power and authority under its Articles of Incorporation, Bylaws and

November 1, 2024

the Indiana Business Corporation Law to create one or more series of Debt Securities and to enter into supplemental indentures and other agreements relating to the Covered Securities that are contemplated in the Registration Statement.
5.With respect to the Covered Securities, if the Covered Securities are convertible into Common Stock or Preferred Stock, or if Common Stock or Preferred Stock may be acquired upon exercise, exchange or otherwise upon fulfillment of the terms of the Covered Securities, when (i) the issuance of such Common Stock or Preferred Stock relating to the Covered Securities has been duly authorized and approved by all necessary corporate action, (ii) the Covered Securities have been presented for conversion, exercise, exchange or fulfillment in accordance with the terms thereof, (iii) with respect to Preferred Stock, appropriate Articles of Amendment to the Company’s Articles of Incorporation with respect to such series of Preferred Stock have been duly filed in accordance with applicable law, and (iv) shares of Common Stock or Preferred Stock, as applicable, shall have been duly delivered upon conversion, exercise, exchange or fulfillment to the person entitled thereto in accordance with the terms of such Covered Securities, the Common Stock or Preferred Stock issuable upon conversion, exercise or exchange of the Covered Securities will be validly issued, fully paid and non-assessable.
In connection with this opinion, we have assumed that with respect to any issuance of Common Stock, Preferred Stock or Covered Securities (collectively, “Securities”): (i) the Company remains validly existing as a corporation under the laws of the State of Indiana and its Articles of Incorporation and Bylaws remain in full force and effect and are not amended, modified or rescinded after the date hereof (other than amendments to the Articles of Incorporation required in connection with the issuance of Preferred Stock as contemplated hereby), (ii) at the time of the issuance, sale and delivery of Securities that the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws at the time the Securities are offered and sold as contemplated by the Registration Statement, (iii) at the time of the issuance, sale and delivery of Securities that a prospectus supplement will have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (iv) that Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) that any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities have been obtained, (vi) the continued truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, (vii) at the time of the issuance, sale and delivery of Securities that a definitive purchase, underwriting, placement agency or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) that there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Articles of Incorporation that are not otherwise reserved for issuance to permit such issuance or for reservation in connection with such issuance, (ix) the authorization thereof by the Company will not have been modified or rescinded, and (x) there shall not have occurred any change in law affecting the validity of any Securities to be issued.

November 1, 2024

We have further assumed that, at the time of the issuance, sale and delivery of Covered Securities: (i) such Covered Securities, and any agreements or other documents relating thereto, will be duly executed and delivered and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, (ii) the execution, delivery and performance by the Company of any supplemental indentures, and any agreements or other documents relating to the issuance of the Covered Securities, as applicable, and all actions necessary for the issuance of the Covered Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company, and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.
We express no opinion as to matters governed by laws of any jurisdiction other than the Indiana Business Corporation Law and applicable provisions of the Indiana Constitution and reported judicial decisions interpreting these laws, all as in effect on the date hereof.
We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” therein and in the related prospectus, and in any supplement thereto or amendments thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
    Very truly yours,

/s/ Barnes & Thornburg LLP